UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 12, 2004

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California	91105
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Item 5. Other Events and Regulation FD Disclosure

On July 12, 2004, the Registrant issued a press release announcing that it had signed a definitive agreement to acquire Babtie Group Ltd. (of the U.K.). The press release also disclosed that closing of the transaction was not expected to occur until August, pending completion of a required governmental approval.

A copy of the press release is filed as Exhibit 99.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/s/ JOHN W. PROSSER, JR.
Name:	John W. Prosser, Jr.
Title:	Senior Vice President
Finance and Administration

Date:	July 13, 2004

Exhibit Index

99.1	Press Release dated July 12, 2004.